UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	June 22, 2009
(Date of earliest event reported)	June 16, 2009

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Samuel Combs III, president ONEOK Distribution Companies, retired from his positions with us effective June 17, 2009.  Pierce H. Norton II, our executive vice president, has assumed Mr. Combs’s duties and responsibilities.

In connection with his retirement, Mr. Combs has entered into an agreement (the “Agreement”), dated June 16, 2009, with us which provides that Mr. Combs will be entitled to receive normal retirement benefits and awards under our previously disclosed executive compensation plans.  In addition, Mr. Combs will be eligible to be reimbursed for up to $20,000 in reasonable expenses that may be incurred in connection with a senior executive outplacement service, will receive a lump sum payment of $925,000 and will be credited with a service factor of 55% and an early commencement factor of 75% in connection with Part B of our Supplemental Executive Retirement Plan.  The Agreement also provides that Mr. Combs releases us from any and all claims related to his employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	June 22, 2009	By:	/s/ Curtis L. Dinan
Executive Vice President, Chief Financial Officer and Treasurer

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